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                                                                     Exhibit 8.1



                        [LETTERHEAD OF KIRKLAND & ELLIS]



                                November 25, 2002


MDP Acquisitions plc
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Ireland


Re:      MDP Acquisitions plc
         Registration Statement on Form F-4
         filed on November 25, 2002
         File No. 333-_____

Ladies and Gentlemen:

         You have requested our opinion concerning certain statements set forth the Registration Statement on Form F-4 (Registration No. 333-_____) filed with the Securities and Exchange Commission on November 25, 2002, pursuant to the Securities Act of 1933, as amended, by MDP Acquisitions plc (the "Registration Statement").

         Based on our review of the foregoing, in our opinion, under the law in effect on the date hereof, the statements made in the Registration Statement under the caption "Taxation/United States Taxation," insofar as such statements purport to constitute summaries of matters of United States Federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

         The opinions set forth herein are based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposedthereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities, all of which are subject to change, possibly with retroactive effect.

         In conclusion, we should note that unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter

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will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any Federal income tax matter other than that discussed herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement. By giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                           Very truly yours,

                                           /s/ Kirkland & Ellis

                                           KIRKLAND & ELLIS